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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported):       January 26, 1997
                                                  -----------------------------

                               CARDIOMETRICS, INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                          0-26748              77-0095687
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(State or Other Jurisdiction              (Commission          (IRS Employer
   of Incorporation)                      File Number)       Identification No.)


645 Clyde Avenue, Mountain View, California                             94043
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(Address of Principal Executive Offices)                              (Zip Code)


Company's telephone number, including area code:   (415) 961-6993
                                                --------------------------------


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         (Former Name or Former Address, if Changed Since Last Report.)



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ITEM 5.           OTHER EVENTS

                  On January 26, 1997, Cardiometrics, Inc., a Delaware corporation ("Cardiometrics"), EndoSonics Corporation, a Delaware corporation ("EndoSonics"), and River Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of EndoSonics ("Merger Sub"), entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), pursuant to which Merger Sub will be merged with and into Cardiometrics (the "Merger"), with Cardiometrics surviving the Merger and becoming a wholly owned subsidiary of EndoSonics. The consummation of the Merger is subject, among other things, to the approval of the Merger by the stockholders of Cardiometrics, at a stockholders meeting currently expected to be held in early-to-mid May 1997, and the satisfaction of certain other closing conditions.

                  Under the terms of the Reorganization Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Cardiometrics will be converted into 0.35 newly issued shares of EndoSonics common stock, 0.20 shares of CardioVascular Dynamics, Inc. ("CVD") common stock held by EndoSonics (the "CVD Exchange Ratio"), and $2.00 cash (the "Cash Consideration"), with the CVD Exchange Ratio subject to increase, such that based on the average of closing prices of EndoSonics common stock and CVD common stock for the ten trading days immediately preceding (and including) the third trading day prior to Cardiometrics' stockholders meeting to approve the Merger, the total merger consideration shall equal $9.00; provided that, if the CVD Exchange Ratio obtained thereby would exceed 0.2636, the CVD Exchange Ratio shall be 0.2636; provided further, that EndoSonics has the right to substitute additional cash instead of increasing the CVD Exchange Ratio; and provided further, that the CVD Exchange Ratio shall not be less than 0.20 and the Cash Consideration shall not be less than $2.00. If, after such increase of the CVD Exchange Ratio or Cash Consideration, the total merger consideration is valued (based on the ten day averages described above) at less than $8.00 per share of Cardiometrics common stock, then Cardiometrics may terminate the Reorganization Agreement.

                  In connection with entering the Reorganization Agreement, Cardiometrics has granted EndoSonics an option to purchase up to 1,379,717 shares of Cardiometrics common stock, or approximately 19.9% of the currently outstanding number of shares of Cardiometrics common stock, at a per share price of $9.00 (the "Option"). The Option is exercisable only upon the occurrence of specified events, including the termination of the Reorganization Agreement following the commencement of a tender offer by a third party for Cardiometrics. Under the terms of the Option, EndoSonics will remit to Cardiometrics any proceeds otherwise payable to EndoSonics from any disposition of the Option or the shares of Cardiometrics common stock issued upon exercise of the Option which are in excess of the exercise price paid by EndoSonics to exercise the Option.

                  Also in connection with entering the Reorganization Agreement, all officers and certain directors of Cardiometrics and two stockholders affiliated with a Cardiometrics director executed Voting Agreements and Irrevocable Proxies agreeing, among other terms, to vote all shares of Cardiometrics common stock owned or acquired by them in favor of the Merger. As of January 26, 1997, the officers, directors and stockholders executing such Voting Agreements and
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Irrevocable Proxies collectively held an aggregate of approximately 400,000 shares of Cardiometrics' common stock, or approximately 5.8% of the currently outstanding number of shares of Cardiometrics common stock, and collectively held options to acquire within 60 days of January 26, 1997 an aggregate of approximately an additional 400,000 shares of Cardiometrics common stock.

                  Also on January 26, 1997, Cardiometrics and The First National Bank of Boston ("Bank of Boston") entered into an Amendment to Rights Agreement (the "Amendment") amending the Rights Agreement between Cardiometrics and Bank of Boston dated as of December 3, 1996 (the "Rights Agreement"). The Amendment provides that no person shall be an Acquiring Person under the Rights Agreement solely by reason of the execution and delivery of the Reorganization Agreement or related agreements and that the Rights Agreement will terminate upon the effective time of the Merger. The form of the Amendment is attached hereto as
Exhibit 99.2.

                  On or about January 28, 1997, a class action complaint was filed in the New Castle County Delaware Court of Chancery seeking injunctive relief to prevent the consummation of the Merger, or if the Merger is consummated, seeking rescission of the Merger and payment of damages. The complaint, among other allegations, alleges that the directors of Cardiometrics, two officers of Cardiometrics (one of whom is a director), and a former director of Cardiometrics breached their fiduciary and other duties to Cardiometrics' stockholders and that EndoSonics knowingly aided and abetted such breaches. Cardiometrics believes the complaint is without merit and intends to vigorously defend the allegations in the complaint.



ITEM 7.           EXHIBITS.
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

                  Exhibit
                  Number   Description
                  -------  -----------
                    2.1    Agreement and Plan of Reorganization by and among
                           Cardiometrics, Inc., EndoSonics Corporation and River
                           Acquisition Corporation dated January 26, 1997, including the form of Certificate of Merger, Voting
                           Agreement, Stock Option Agreement, and
                           Non-Competition Agreement attached thereto as
                           Exhibits A, B, C and D, respectively.

                    99.1 Joint Press Release of Cardiometrics, Inc. and EndoSonics Corporation dated January 27, 1997.

                    99.2 Amendment to Rights Agreement between Cardiometrics, Inc. and The First National Bank of Boston dated January 26, 1997.
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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, Cardiometrics has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CARDIOMETRICS, INC.


Date:  February 10, 1997                By:  /s/ MENAHEM NASSI
                                           -------------------------------------
                                           Menahem Nassi,
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX



Exhibit
Number          Description
-------         -----------
2.1             Agreement and Plan of Reorganization by and among
                Cardiometrics, Inc., EndoSonics Corporation and River
                Acquisition Corporation dated January 26, 1997, including the form of Certificate of Merger, Voting Agreement, Stock Option
                Agreement, and Non-Competition Agreement attached thereto as
                Exhibits A, B, C and D, respectively.

99.1            Joint Press Release of Cardiometrics, Inc. and EndoSonics
                Corporation dated January 27, 1997.

99.2            Amendment to Rights Agreement between Cardiometrics, Inc.
                and The First National Bank of Boston dated January 26, 1997.
